                                                                   EXHIBIT 10.35

                            AMENDMENT NUMBER FOUR TO
                           LOAN AND SECURITY AGREEMENT

      This Amendment Number Four to Loan and Security Agreement ("Amendment") is entered into as of February 3, 2004, by and between COMERICA BANK, as successor by merger to Comerica Bank-California ("Bank"), and ASYST TECHNOLOGIES, INC., a California corporation ("Borrower"), in light of the following:

      A. Borrower and Bank have previously entered into that certain Loan and Security Agreement, dated as of October 1, 2002 (as amended, from time to time, the "Loan Agreement").

      B. In connection with the Loan Agreement, Borrower and Bank have entered into various other agreements (such agreements, together with the Loan Agreement, are collectively referred to herein as the "Loan Documents" ).

      C. Borrower and Bank desire to amend the Loan Agreement as provided for and on the conditions herein.

      NOW, THEREFORE, Borrower and Bank hereby amend and supplement the Loan Agreement as follows:

      1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Loan Agreement unless specifically defined herein.

      2.    AMENDMENTS.

            (a) Section 2.1(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  (b)   Revolving Advances.

                              (i) Subject to and upon the terms and conditions
                of this Agreement (1) Borrower may request Advances in an aggregate outstanding amount not to exceed the Committed Revolving Line, and (2) amounts borrowed pursuant to this
                Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. Advances shall be in a minimum amount of $1,000,000 each and integral multiples of $50,000 in excess of the amount; provided that no more than five LIBOR Rate Advances shall be outstanding at any time. Borrower may prepay any Advances without penalty or premium other than LIBOR Funding Losses. Borrower shall indemnify, defend, and hold Bank harmless against any loss, reasonable cost, or reasonable expense incurred by Bank as a result of (a) the payment of any principal of any LIBOR Rate Advance other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), or (b) the failure to

                                        1

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                borrow, continue or repay any LIBOR Rate Advance on the date specified in any Payment/Advance notice provided pursuant to subsection (ii) below (other than a default by Bank).

                              (ii) Whenever Borrower desires an Advance,
                Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the day which is three Business Days prior to the Business Day on which such Advance is to be made if such Advance is to be a LIBOR Rate Advance and one Business Day if such Advance is to be a Prime Rate Advance. Each such notification shall include the Borrower's election as to whether the Advance is to be a LIBOR Rate Advance or a Prime Rate Advance and, if a Prime Rate Advance, the Interest Period, and shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C. Bank is authorized to make Advances under this Agreement based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank believes in good faith to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and Bank shall have no liability to Borrower as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(b) to Borrower's deposit account. For the purposes of this Section 2.1(b)(ii), Responsible Officers shall be Mr. Steve Schwartz and David White.

            (b) Section 2.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  2.2 Overadvances. If the aggregate amount of the outstanding Advances exceeds the Committed Revolving Line at any time, Borrower shall promptly pay to Bank, in cash, the amount of such excess.

            (c) Section 2.2(a)(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  (i) Advances. Except as set forth in Section 2.3(b), the LIBOR Rate Advances shall bear interest in arrears, on the outstanding Daily Balance thereof, at a rate per annum equal to two and three-quarters (2.75) percentage points (275 basis points) above the LIBOR Rate, and Prime Rate Advances shall bear interest at the Prime Rate as such Prime Rate may change from time to time. In the event that LIBOR Rate Advances become illegal or are otherwise unavailable for Bank to offer, the interest rate to be paid

                                        2
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                  by Borrower on all Advances under the Agreement shall be a rate equal to the Prime Rate, as such Prime Rate may change from time to time.

            (d) Section 5.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  5.3 Collateral. Borrower has good title to the Collateral, free and clear of Liens, except for Permitted Liens. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made. Except as set forth in the Schedule 5.3 and as may be permitted by Bank pursuant to Section 7.10, no Collateral is maintained or invested with a Person other than Bank or an affiliate of Bank.

            (e) Section 6.2(a) of the Loan Agreement is hereby amended and restated in their entirety to read as follows:

                  (a) Intentionally Omitted.

            (f) Section 6.7(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  (a) Maximum Net Loss. Net loss (calculated on an after tax basis excluding depreciation, amortization and non-cash items, all determined in accordance with GAAP) not to exceed the following amounts:

Quarter Ending             Net Loss
--------------             --------
   9/30/03              <$12 million>
   12/31/03            <$11.5 million>
   3/31/04              <$8.5 million>
   6/30/04             $1.00 net profit
and thereafter

            (g) Exhibit A to the Loan Agreement is hereby amended to delete therefrom the definitions of "Borrowing Base," "Eligible Accounts", "Eligible Foreign Accounts" and "Eligible Specified Foreign Accounts."

            (h) Exhibit A to the Loan Agreement is hereby amended to add thereto the following definitions of "LIBOR Rate Advances," "Prime Rate" and "Prime Rate Advances":

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

                           "LIBOR Rate Advance" means an Advance which bears interest at the LIBOR Rate.

                           "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

                           "Prime Rate Advance" means as Advance which bears interest at the Prime Rate.

                  (i) The definitions of "Advance" and "Revolving Maturity Date" set forth in Exhibit A to the Loan Agreement are hereby amended and restated in their entirety to read as follows:

                           "Advance" means a borrowing requested by Borrower and made by Bank under the Agreement, including a LIBOR Rate Advance and/or a Prime Rate Advance.

                           "Revolving Maturity Date" means October 1, 2005.

                  (j) Exhibit D (Borrowing Base Certificate) to the Loan Agreement is hereby deleted in its entirety.

         3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Bank that all of Borrower's representation and warranties set forth in the Loan Agreement are materially true, complete and accurate in all material respects as of the date hereof.

         4. NO DEFAULTS. Borrower hereby affirms to Bank that no Event of Default has occurred and is continuing as of the date hereof.

         5. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon the receipt by Bank of an executed copy of this Amendment.

         6. COSTS AND EXPENSES. Borrower shall pay to Bank all of Bank's out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filling and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution and delivery of this Amendment and all related documents.

         7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms and provisions of this Amendment shall govern. In all other respect, the Loan Agreement, as amended and supplemented hereby, shall remain in full and effect.

         8. COUNTERPARTS; EFFECTIVENESS. The Amendments may be executed in any number of counterparts and by different parties on separate counterparts, each of which

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                        COMERICA BANK, as successor by merger to Comerica Bank-California

                                        By: /s/ Stephanie Karin
                                           -------------------------------------
                                        Title: Vice President

                                        ASYST TECHNOLOGIES, INC.,
                                        a California corporation

                                        By: /s/ Dr. Stephen S. Schwartz
                                           -------------------------------------
                                                Dr. Stephen S. Schwartz
                                        Title: Chairman and Chief Executive
                                               Officer

                                        By: /s/ David L. White
                                           -------------------------------------
                                                David L. White
                                        Title: Senior Vice President, Chief
                                               Financial Officer

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

              CORPORATION RESOLUTIONS AND INCUMBENCY CERTIFICATION
                            AUTHORITY TO PROCURE LOANS

I certify that I am the duly elected and qualified Vice President, General Counsel and Secretary of ASYST TECHNOLOGIES, INC., a California corporation (the "Corporation"); that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes.

                               COPY OF RESOLUTION

Be it Resolved, that:

1. Both of the following, acting together on behalf of the Corporation, Chief Executive Officer and Chief Financial Officer (insert titles only) of the Corporation, are authorized, for, on behalf of, and in the name of the Corporation to:

      (a) Negotiate and procure loans, letters of credit and other credit or financial accommodations from Comerica Bank in connection with that certain Loan and Security Agreement dated as of October 1, 2002, as may subsequently be amended, extended or renewed from time to time;

      (b) Give security for any liabilities of the Corporation to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation; and

      (c) Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments. liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, any or all of which may relate to all or to substantially all of the Corporation's property and assets.

2. Said Bank be and it is authorized and directed to pay the proceeds of any such loans to such third parties as directed by the persons so authorized to sign payable to the order of any of said entities in their corporate capacities, and deposited to the corporate credit of any of said entities;

3. Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation;

4. These Resolutions shall continue in force, and the Bank may consider the holders of said offices and their signatures to be and continue to be as set forth in a certified copy of these Resolutions Delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions);

5. Any person, corporation or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

6. The Bank may consider the holders of the offices of the Corporation and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Corporation until notice to the contrary in writing is duly served on the Bank.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the articles of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:

         (PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME (TYPE OR PRINT)            TITLE                          SIGNATURE

Stephen S. Schwartz     Chief Executive Officer         /s/ Stephen S. Schiwartz

David L. White          Chief Financial Officer         /s/ David L. White

--------------------    ----------------------            --------------------

--------------------    ----------------------            --------------------

--------------------    ----------------------            --------------------

--------------------    ----------------------            --------------------

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In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal (where available) of said Corporation to be affixed on February 9, 2004

                                             /s/ Steve Debenham
                                             -----------------------------------
                                                Secretary

The Above Statements are Correct.  /s/ David L. White
                                  ---------------------------------------------
                                  SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE. A SHAREHOLDER OTHER THAN SECRETARY WHEN SECRETARY IS AUTHORIZED TO SIGN LONE.

Failure to complete the above when the Secretary is authorized to sign alone shall constitute a certification by the Secretary that the Secretary is the sole Shareholder, Director and Officer of the Corporation.